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                                                                    EXHIBIT 4.2
                   [LETTERHEAD OF FRISBY TECHNOLOGIES, INC.]

                                                                  July 24, 2002

MUSI Investments S.A.
231 Val des Bons Malades
L-2121 Luxembourg-Kirchberg

         Re:      Amendment of Convertible Note and Loan Agreement (this
                  "Amendment")

Gentlemen:

                  Reference is made to the (i) Convertible Promissory Note, entered into June 7, 2002 effective as of June 3, 2002 (the "Note"), executed by Frisby Technologies, Inc., a Delaware corporation (the "Company"), in favor of MUSI Investments S.A. ("MUSI"), and (ii) related Loan Agreement, entered into and effective of even date with the Note, by and between the Company and MUSI (the "Loan Agreement").

                  The Company and MUSI hereby agree to amend the Note and the Loan Agreement as follows:

1. The first paragraph of the Note is amended by deleting "Three Hundred Thousand and 00/100 Dollars ($300,000.00)" from the first sentence thereof and replacing it with "Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00)."

2. Section 5(d) of the Note is amended by deleting "$300,000.00" and replacing it with "$350,000.00."

3. Section 5(e) of the Note is amended to reflect the parties' intent as of the date thereof by deleting "the maximum number of shares of Common Stock for which this Note may be converted and which may be purchased in accordance with Section 5(d), together, shall not exceed in the aggregate" and replacing it with "the maximum number of shares of Common Stock issuable, in the aggregate, upon conversion of this Note, exercise of the purchase right set forth in Section 5(d), conversion of Borrower's Convertible Promissory Note effective on or about the date hereof payable to Fin.part International S.A., as may be amended from time to time (the "Fin.part Note"), and exercise of the purchase right set forth in Section 5(d) of the Fin.part Note shall be"

4. The first sentence of Section 2.A. of the Loan Agreement is amended by: (i) deleting "Three Hundred Thousand Dollars ($300,000.00)" and replacing it with "Three Hundred Fifty Thousand Dollars ($350,000.00)"; and (ii) adding to the end thereof "or, with the consent of Lender, for any other corporate purpose." MUSI agrees that it shall advance up to $50,000.00 at the request of the Company made at any time without modifying, changing or otherwise affecting its obligation to make advances in accordance with Schedule 8 to the Loan Agreement.

5.                The second sentence of Section 2.A. of the Loan Agreement, and
         Section 2.B. of the Loan Agreement, are amended by deleting "$300,000.00" and replacing it with "$350,000.00."


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                  Except as specifically amended above, the Note and the Loan
Agreement shall remain in full force and effect. For the avoidance of doubt, the Note and the Loan Agreement, including without limitation this Amendment, shall be governed by and interpreted in accordance with the laws of the State of North Carolina, without regard to any principles of choice of laws or conflicts of law, and applicable federal law.

                  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original and both of which, taken together, shall constitute one and the same instrument.

                                      Very truly yours,

                                      FRISBY TECHNOLOGIES, INC.


                                      By:   /s/ Gregory S. Frisby
                                         ---------------------------------------
                                         Name:  Gregory S. Frisby
                                              ----------------------------------
                                         Title: Chairman & CEO
                                               ---------------------------------

Agreed and Accepted as of
the date first above written:


MUSI INVESTMENTS S.A.


By:  /s/ Luca Bassani Antivari
   ---------------------------------
   Name: Luca Bassani Antivari
        ----------------------------
   Title:
         ---------------------------


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